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                                 EXHIBIT (1)(h)


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                           THE RIVERFRONT FUNDS, INC.

                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

         THE RIVERFRONT FUNDS, INC., a Maryland Corporation having its principal office at 32 South Street, Baltimore, Maryland 21202-3422, c/o The Corporation Trust Incorporated (hereinafter, the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland as follows:

         FIRST: The Articles of Incorporation of the Corporation are hereby amended as follows:

                  ARTICLE VI, Section (a) of the Articles of Incorporation is hereby amended by deleting the following language:

                  (a) The total number of shares of capital stock which the Corporation shall have the authority to issue is Three Billion (3,000,000,000) shares of the par value of $.001 per share. There shall initially be four series of shares, designated as "The Riverfront Ohio Tax-Free Bond Fund," consisting of Two Hundred Fifty Million (250,000,000) shares, "The Riverfront U.S. Government Income Fund," consisting of Two Hundred Fifty Million (250,000,000) shares, "The Riverfront Income Equity Fund," consisting of Two Hundred Fifty Million (250,000,000) shares, "The Riverfront U.S. Government Securities Money Market Fund," consisting of Seven Hundred Fifty Million (750,000,000) shares, and additional series designated as "The Riverfront Flexible Growth Fund," consisting of Two Hundred Fifty Million (250,000,000) shares, and "The Riverfront Stock Appreciation Fund," consisting of Two Hundred Fifty Million (250,000,000) shares, and "The Riverfront Large Company Select Fund," consisting of Two Hundred Fifty Million (250,000,000) shares (such series and any further series of shares from time to time created by the Board of Directors being referred to individually herein as a "series"). The Board of Directors of the Corporation is hereby empowered to increase or decrease, from time to time, the total number of shares of capital stock of any class or series that the Corporation shall have authority to issue without any action by the shareholders, but the number of shares of any class or series shall not be decreased by the Board of Directors below the number of shares then outstanding.


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                  and inserting in lieu thereof the following language:

                  (a) The total number of shares of capital stock which the Corporation shall have the authority to issue is Three Billion (3,000,000,000) shares of the par value of $.001 per share. There shall initially be four series of shares, designated as "The Riverfront Ohio Tax-Free Bond Fund," consisting of Two Hundred Fifty Million (250,000,000) shares, "The Riverfront U.S. Government Income Fund," consisting of Two Hundred Fifty Million (250,000,000) shares, "The Riverfront Income Equity Fund," consisting of Two Hundred Fifty Million (250,000,000) shares, "The Riverfront U.S. Government Securities Money Market Fund," consisting of Seven Hundred Fifty Million (750,000,000) shares, and additional series designated as "The Riverfront Balanced Fund," consisting of Two Hundred Fifty Million (250,000,000) shares, and "The Riverfront Stock Appreciation Fund," consisting of Two Hundred Fifty Million (250,000,000) shares, and "The Riverfront Large Company Select Fund," consisting of Two Hundred Fifty Million (250,000,000) shares (such series and any further series of shares from time to time created by the Board of Directors being referred to individually herein as a "series"). The Board of Directors of the Corporation is hereby empowered to increase or decrease, from time to time, the total number of shares of capital stock of any class or series that the Corporation shall have authority to issue without any action by the shareholders, but the number of shares of any class or series shall not be decreased by the Board of Directors below the number of shares then outstanding.

                  ARTICLE VI of the Articles of Incorporation is hereby further amended by deleting the following language:

                  (f) One Hundred Twenty-Five Million (125,000,000) shares of each of The Riverfront Ohio Tax-Free Bond Fund series, The Riverfront U.S. Government Income Fund series, The Riverfront Income Equity Fund series, The Riverfront Flexible Growth Fund series, The Riverfront Stock Appreciation Fund series and The Riverfront Large Company Select Fund series, and Seven Hundred Fifty Million (750,000,000) shares of The Riverfront U.S. Government Securities Money Market Fund series, are hereby designated as

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                  a class of shares called Investor A Shares and One Hundred
                  Twenty-Five Million (125,000,000) shares of each of The Riverfront Ohio Tax-Free Bond Fund series, The Riverfront U.S. Government Income Fund series, The Riverfront Income Equity Fund series, The Riverfront Flexible Growth Fund series, The Riverfront Stock Appreciation Fund series and The Riverfront Large Company Select Fund series, and no shares of The Riverfront U.S. Government Securities Money Market Fund series, are hereby further designated as a class of shares called Investor B shares. The Investor A Shares and Investor B Shares represent interests in the same investment portfolio of each series. Investor A Shares and Investor B Shares shall be subject to all provisions of Article SIXTH hereof relating to the capital stock of the Corporation generally and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, except as follows:

                  and inserting in lieu thereof the following language:

                  (f) One Hundred Twenty-Five Million (125,000,000) shares of each of The Riverfront Ohio Tax-Free Bond Fund series, The Riverfront U.S. Government Income Fund series, The Riverfront Income Equity Fund series, The Riverfront Balanced Fund series, The Riverfront Stock Appreciation Fund series and The Riverfront Large Company Select Fund series, and Seven Hundred Fifty Million (750,000,000) shares of The Riverfront U.S. Government Securities Money Market Fund series, are hereby designated as a class of shares called Investor A Shares and One Hundred Twenty-Five Million (125,000,000) shares of each of The Riverfront Ohio Tax-Free Bond Fund series, The Riverfront U.S. Government Income Fund series, The Riverfront Income Equity Fund series, The Riverfront Balanced Fund series, The Riverfront Stock Appreciation Fund series and The Riverfront Large Company Select Fund series, and no shares of The Riverfront U.S. Government Securities Money Market Fund series, are hereby further designated as a class of shares called Investor B shares. The Investor A Shares and Investor B Shares represent interests in the same investment portfolio of each series. Investor A Shares and Investor B Shares shall be subject to all provisions of Article SIXTH hereof relating to the capital stock of the

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                  Corporation generally and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, except as follows:

         SECOND: The Board of Directors of the Corporation adopted a resolution at a regular meeting held on October 21, 1996, declaring the foregoing amendment to the Articles of Incorporation advisable and directing that such amendment be submitted to the stockholders of the Corporation for their approval.

         THIRD: The Stockholders of the Corporation entitled to vote on the foregoing amendment approved the foregoing amendment at a meeting held on December 30, 1996.

         IN WITNESS WHEREOF, THE RIVERFRONT FUNDS, INC. has caused these Articles of Amendment to be signed, in its name and on its behalf, by its President and witnessed by its Secretary this 30th day of December, 1996.

                                       THE RIVERFRONT FUNDS, INC.

                                       By: /s/ Stephen G. Mintos
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                                           Stephen G. Mintos, President

ATTEST:

 /s/ James E. White
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James E. White, Secretary

The undersigned, President of The Riverfront Funds, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                           /s/ Stephen G. Mintos
                                           ----------------------------
                                           Stephen G. Mintos, President



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